RULE 14A-101 SCHEDULE 14A.  Information Required in Proxy Statement.
Schedule 14A Information
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[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
			Longview Fibre Company
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(Name of Registrant as Specified In Its Charter)

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                              LONGVIEW FIBRE COMPANY

                                  300 Fibre Way
                                  P. O. Box 639
                             Longview, Washington 98632
                      Notice of Annual Meeting of Shareholders
To The Shareholders of Longview Fibre Company:

Notice is hereby given that the Annual Meeting of Shareholders of Longview Fibre Company (the "Company") will be held at 10:00 o'clock a.m., local time, on Tuesday, January 27, 1998, at the office of the Company, 300 Fibre Way, Longview, Washington 98632 for the following purposes:

(1) To elect four Class II directors; and

(2) To transact such other business as may properly come before the meeting.

Only shareholders of record on the books of the Company at the close of business on December 1, 1997, will be entitled to notice of and to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors



L. J. Holbrook
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington
December 15, 1997

                                 YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped and addressed envelope. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.

                                 LONGVIEW FIBRE COMPANY
                                    PROXY STATEMENT

                             INFORMATION REGARDING PROXIES

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Longview Fibre Company (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, January 27, 1998, at 10:00 o'clock a.m., local time, at the office of the Company, 300 Fibre Way, Longview, Washington 98632 and at any adjournments thereof. Only shareholders of record on the books of the Company at the close of business on December 1, 1997 (the "Record Date"), will be entitled to notice of and to vote at the meeting.

It is anticipated that these proxy solicitation materials and a copy of the Company's 1997 Annual Report will be sent to shareholders on or about December 15, 1997.

If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted as set forth therein. In the absence of instructions to the contrary, such shares will be voted for the election of the nominees for election as Class II directors set forth herein. Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to L. J. Holbrook, Senior Vice President-Finance, Secretary and Treasurer of the Company, by executing another proxy dated as of a later date or by voting in person at the meeting.

                        VOTING SECURITIES AND PRINCIPAL HOLDERS

The only voting securities of the Company are shares of Common Stock, $1.50 ascribed value (the "Common Stock"), each of which is entitled to one vote.
At the Record Date, there were issued and outstanding 51,676,567 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the meeting. Under Washington law and the Company's charter documents, if a quorum is present, the four nominees for election to the Board of Directors who receive the greatest number of affirmative votes cast at the Annual Meeting of Shareholders shall be elected directors. Shares of Common Stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of calculating a quorum, but will otherwise have no effect on the election of directors.

Information concerning persons known to the Company to be the beneficial owners of more than 5% of its outstanding shares of Common Stock and directors and executive officers as a group is set forth below. Based on data compiled by management and a review of shareholders of record as of the Record Date, the Company believes that members of the founding families, consisting of the Wollenberg family and the Wertheimer family, and present and former employees own in the aggregate approximately 24% of the outstanding shares of Common Stock. Information concerning the shares of Common Stock beneficially owned by directors, nominees and each executive officer named in the Summary Compensation Table is included in the table under the caption "Election of Directors."


                                            Common Stock        % of Shares
Name                                        Beneficially Owned  Outstanding

Pioneering Management Corporation (1)       4,186,100             8.1%
60 State Street
Boston, MA  02109-1820

R. E. Wertheimer - Executive Vice President 3,512,498             6.8%
and Director (2)
Longview Fibre Company
120 Montgomery Street, Suite 2200
San Francisco, California 94104

Directors and executive officers            5,179,355            10.0%
as a group (11 persons)
(Including R. E. Wertheimer)

(1) Based upon a Schedule 13G dated January 23, 1997, filed by Pioneering Management Corporation ("Pioneering"), a registered investment advisor, Pioneering has sole voting and shared dispositive power with respect to all shares shown.
(2) R. E. Wertheimer holds sole voting and dispositive power with respect to 1,993,473 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 42,550 shares beneficially owned by members of his immediate family.

ELECTION OF DIRECTORS

The Company's Board of Directors currently consists of eleven directors divided into three classes: Class I, Class II and Class III. Each class is to be as nearly equal in number as possible. At the 1998 Annual Meeting, four Class II directors will be elected to serve for terms of three years each expiring in the year 2001. The remaining seven directors are divided into two classes of three Class III directors and four Class I directors whose terms expire in 1999 and 2000, respectively. Each director elected will continue in office until a successor has been elected or until resignation or removal in the manner provided by the Bylaws of the Company.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the four nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them not accept the nomination, or otherwise be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

The following table sets forth certain information, as of the Record Date, concerning nominees for election at the 1998 Annual Meeting and the other directors of the Company. The names of nominees are listed under the heading "Nominees For Election" and continuing members of the Board of Directors are listed under the heading "Directors Whose Terms Continue."


			                NOMINEES FOR ELECTION
                               	Class II Directors
                                (Terms to Expire in 2001)

                                                Served   Common       % of
                      Principal Occupation and  as       Stock        Shares
                      Directorships of Other    Director Beneficially Out-
Nominees         Age  Public Companies          Since    Owned        standing

Robert E. Wertheimer
(1)              69   Executive Vice President  1956      3,512,498     6.8%

Donald C. Stibich
                 66   Senior Vice President-
                      Paper Sales               1981         15,805       *

Lisa J. Holbrook 42   Senior Vice President-
                      Finance, Secretary and
                      Treasurer                 1992            630       *

John R. Kretchmer
                 39   Vice President and Director,
                      American Licorice Company,
                      Union City, California    1997          1,000       *



                            DIRECTORS WHOSE TERMS CONTINUE
                                  Class III Directors
                             (Terms to Expire in 1999)

                                                 Served   Common       % of
                      Principal Occupation and   as       Stock        Shares
                      Directorships of Other     Director Beneficially Out-
Names            Age  Public Companies           Since    Owned       standing

Richard P. Wollenberg
(2)(3)(4)        82   Chairman of the Board,      1946   1,019,332      2.0%
                      President and Chief
                      Executive Officer

Robert B. Arkell 66   Vice President-Industrial   1986       3,455       *
                      Relations and General
                      Counsel

M. Alexis Dow    48   Elected Auditor, Metro      1988       2,000       *
                      Regional Government,
                      Oregon 1995; formerly
                      Certified Public Accountant,
                      M. Alexis Dow, C.P.A., Portland,
                      Oregon - 1986 - 1995


                             Class I Directors
                          (Terms to Expire in 2000)

David A. Wollenberg   President, The Cortana       1979    258,015      *
(2)(5)           50   Corporation (real estate
                      investment), Menlo Park,
                      California

David L. Bowden  62   Senior Vice President-       1990     14,583      *
                      Timber

Richard H. Wollenberg Senior Vice President-       1995    351,753      *
(2)(6)           44   Production, Western
                      Container Division

Richard J. Parker     Senior Vice President-       1997        284      *
                 49   Production and Mill Manager

* Does not exceed 1%.

(1) R. E. Wertheimer holds sole voting and dispositive power with respect to 1,993,473 shares and shared voting and dispositive power in his capacity as co-trustee with respect to 1,476,475 shares held for the benefit of family members, and disclaims any beneficial interest with respect to 42,550 shares beneficially owned by members of his immediate family.
(2) D. A. Wollenberg and R. H. Wollenberg are the sons of R. P. Wollenberg.
(3) Trustee of the following seven mutual funds: The Oregon Municipal Bond Fund, Inc.; The Crabbe Huson Asset Allocation Fund, Inc.; The Crabbe Huson Equity Fund, Inc.; The Crabbe Huson Income Fund, Inc.; The Crabbe Huson U. S. Government Income Fund, Inc.; The Crabbe Huson Money Market Fund, Inc.; and The Crabbe Huson Real Estate Investment Fund. Director of the Crabbe Huson Special Fund, Inc.
(4) Includes 227,450 shares owned by Leone B. Wollenberg, wife of R. P. Wollenberg, as to which shares Mr. Wollenberg disclaims any beneficial interest. Does not include 2,165,230 shares owned by The Wollenberg Foundation of which Mr. Wollenberg is one of three trustees and shares the power to vote the shares held by the Foundation.
(5) Includes 64,480 shares beneficially owned by members of D. A. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.
(6) Includes 86,680 shares beneficially owned by members of R. H. Wollenberg's immediate family, as to which shares Mr. Wollenberg disclaims any beneficial interest.

Board of Directors and Committees

The Board of Directors of the Company held five meetings during the fiscal year ended October 31, 1997. Each of the current directors attended at least 75% of all meetings of the Board of Directors and committees to which he or she was assigned that were held during fiscal year 1997.

The Board of Directors has an Executive Committee which, in addition to other duties, performs the functions of the Nominating and Compensation Committees. Messrs. R. E. Wertheimer, R. P. Wollenberg and D. L. Bowden served on the Executive Committee during fiscal year 1997, and D. C. Stibich served as an alternate member. The Committee met twice during the year to consider and recommend nominees for election to the Board of Directors and once during the year to consider and recommend officers' compensation.

The Board of Directors has an Audit Committee which, in addition to other duties, has and may exercise the following powers: to make recommendations to the Board of Directors regarding the selection of the Company's independent auditors; to review the scope, direction, timetable and schedule of audits conducted by the Company's independent auditors; to review the results of such audits; to review the Company's system of internal financial controls; and such additional powers as may be conferred upon the Audit Committee from time to time by the Board of Directors. The Committee currently consists of two outside directors, M. A. Dow and J. R. Kretchmer. The Committee held three meetings during fiscal year 1997.

Directors who are not officers of the Company receive an annual fee of $7,200. In addition, Audit Committee members receive an annual fee of $1,200. The Company reimburses directors for reasonable out-of-pocket expenses when incurred.

                          COMPENSATION COMMITTEE REPORT

The Executive Committee of the Board of Directors performs the functions of the Nominating and Compensation Committees. The Executive Committee is comprised of R. P. Wollenberg, Chief Executive Officer, President and Chairman of the Board; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President. The Committee reviews and recommends to the Board compensation levels for all executive officers.

The Company is managed to maximize long-term shareholder return. Due to the cyclicality of the industry, short-term performance is not relevant other than in comparing the Company's relative performance to appropriate competitors. The Company believes its executive officers are compensated based on long-term corporate performance and that its compensation policies, which are explained below, support the Company's philosophy of maximizing long-term shareholder return and are adequate to attract and retain key officers.

The Company believes that bonuses based on annual performance provide incentives to maximize short-term results to the detriment of long-term results. Further, profit-linked bonuses may reward or penalize officers for results affected by externalities beyond the officers' control. Accordingly, the Company does not compensate employees with any form of short-term incentive compensation. Other than certain fringe benefits, officers' compensation consists of base salaries only. Salary ranges for officers are in relation to responsibility, skills required, and overall importance to the Company. The Company does not award stock options as a form of long-term incentive compensation.

Salary increases are provided in three forms. Newly promoted officers tend to start at the low end of the salary range and work up through the appropriate salary range as their individual competence grows. In most cases, the assessment is made by the Chief Executive Officer, who makes a recommendation to the Executive Committee.

All officers usually receive an annual general increase. The Company believes this practice is appropriate due to the cyclicality of the industry and the need for sustained competent and creative performance of its officers throughout the business cycle. The Committee intends the amount of the general increases to approximate increases in the cost of living over time.

Finally, general increases are supplemented by merit increases for sustained superior performance, when appropriate. The Committee makes its decision on a case-by-case basis, and it is unusual for an officer to receive a merit increase each year. The key factors considered by the Committee when making decisions on merit increases are the Committee's subjective evaluation of the officer's contributions, including corporate operating results, segment operating results, productivity improvements, quality improvements, and product and market niche development.

The Chief Executive Officer's salary is determined in the same manner as those of all other officers. Due to present economic conditions and corporate results, the Committee recommended a general increase of 3% for R. P. Wollenberg for 1997.

Under the Omnibus Budget Reconciliation Act of 1993, the available federal income tax deduction for certain types of compensation paid to the Chief Executive Officer and four other most highly compensated officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes that no compensation paid by the Company during 1997 exceeded the $1 million limitation.

R. P. Wollenberg
R. E. Wertheimer
D. L. Bowden

                                EXECUTIVE COMPENSATION

Summary Compensation Table

Compensation paid by the Company during fiscal years 1997, 1996 and 1995 for the Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers") is set out in the following table.

                                                   Annual
                                             Compensation

                                                               All Other
Name and Principal Position           Year       Salary(1)     Compensation(2)
R. P. Wollenberg                      1997      $461,500       $ 34,455
Chairman of the Board, President      1996      $447,000       $ 31,316
and Chief Executive Officer           1995      $430,000       $ 24,925

R. E. Wertheimer                      1997      $246,159       $ 20,711
Executive Vice President              1996      $238,754       $ 23,851
                                      1995      $230,318       $ 22,590

D. L. Bowden                          1997      $181,000       $  9,183
Senior Vice President-Timber          1996      $171,400       $  9,144
                                      1995      $156,000       $  7,609

D. C. Stibich                         1997      $166,159       $ 14,929
Senior Vice President-                1996      $161,254       $ 15,702
Paper Sales                           1995      $155,318       $ 11,563


R. B. Arkell                          1997      $161,200       $ 15,490
Vice President-Industrial Relations   1996	$156,400       $ 14,992
and General Counsel                   1995      $151,000       $ 12,519

(1) Includes salary deferred under the Longview Fibre Company Salaried Savings Plan and Trust With 401(k) Provisions; excludes retirement benefits paid pursuant to the Company's Pension Plan.
(2) Includes (a) Company contribution to savings plans in the following amounts for 1997: R. P. Wollenberg, $4,750; R. E. Wertheimer, $4,750; D. L. Bowden, $4,750; D. C. Stibich, $4,750; and R. B. Arkell, $4,750, and (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies for 1997 (unrelated to term life insurance coverage) projected on an actuarial basis: R. P. Wollenberg, $29,705; R. E. Wertheimer, $15,961; D. L. Bowden, $4,433; D. C. Stibich, $10,179; and R. B. Arkell, $10,740.

Pension Plan

The Company has a Pension Plan for its salaried and nonunion employees, including officers, which provides fixed benefits, computed on an actuarial basis, at retirement using a formula based on salary (cash remuneration), years of service and attained age at retirement. The Company anticipates that it will make no contribution for the Plan year ending December 31, 1997.

The following table sets forth estimated annual benefits payable under the Pension Plan upon normal retirement at age 65 to persons in specified remuneration (ending compensation) and years-of-service classifications indicated.

                                       Years of Service

Remuneration  15        20        25        30        35        40        45
$125,000  $ 27,803  $ 37,070  $ 46,338  $ 55,605  $ 64,873  $ 74,140  $ 83,408
 150,000    33,803    45,070    56,338    67,605    78,873    90,140   101,408
 175,000    39,803    53,070    66,338    79,605    92,873   106,140   119,408
 200,000    45,803    61,070    76,338    91,605   106,873   122,140   125,000
 225,000    51,803    69,070    86,338   103,605   120,873   125,000   125,000
 250,000    57,803    77,070    96,338   115,605   125,000   125,000   125,000
 300,000    69,803    93,070   116,338   125,000   125,000   125,000   125,000
 400,000    93,803   125,000   125,000   125,000   125,000   125,000   125,000
 450,000   105,803   125,000   125,000   125,000   125,000   125,000   125,000
 500,000   117,803   125,000   125,000   125,000   125,000   125,000   125,000

The participants' remuneration (ending compensation) covered by the Plan is one-fifth of the sum of the highest five calendar years of compensation out of the last ten years of service preceding retirement. The data in the table above was computed using 1.1% ending compensation times years of service, plus 0.5% ending compensation in excess of covered compensation, times the years of service (the covered compensation figure for 1997 is $29,300). However, retiring employees may receive, if greater than the above computation, annual benefits based on 1.1% of their ending compensation multiplied by the number of years of service. The annual benefits shown above reflect the benefit limit established by Internal Revenue Code Section 415. The annual benefit limit for 1997 is $125,000. The benefits payable are "single-life annuity" amounts and are not subject to offset for Social Security.

Compensation used in determining a participant's ending compensation consists of the employee's regular salary including any amounts deferred at the election of the employee and contributed to the Salaried Savings Plan With 401(k) Provisions and elective contributions made on behalf of an employee that are not included in gross income under Section 125. However, such compensation is limited by Internal Revenue Code Section 401(a)(17). The annual compensation limit for 1997 is $160,000, and this is the amount used for determining benefits of the Named Executive Officers.

The credited years of service for each of the Named Executive Officers are as follows: R. P. Wollenberg -- 58.7 years; R. E. Wertheimer -- 45.3 years;
D. L. Bowden -- 37.9 years; D. C. Stibich -- 39.6 years; R. B. Arkell -- 27.0 years.

Upon reaching age 70, R. P. Wollenberg was required to start receiving retirement benefits. His retirement benefit is $125,177 per year. R. E. Wertheimer began receiving retirement benefits in May 1993. His retirement benefit is $97,404 per year. D. C. Stibich began receiving retirement benefits in February 1996. His retirement benefit is $64,916 per year. R. B. Arkell began receiving retirement benefits in February 1996. His retirement benefit is $43,046 per year.

Executive Employment Contracts

Since January 1, 1989, the Company has entered into termination protection agreements (the "Contracts") with certain executive officers and other employees of the Company (the "Employee" or "Employees") whose yearly compensation exceeded $75,000 (presently a total of 15); additional contracts may be entered into with employees whose yearly compensation exceeds $100,000. The Contracts are designed to induce the Employees to remain in the employ of the Company and any successor by assuring benefits for three years following certain changes in control of the Company, if an Employee is terminated Without Cause or resigns for Good Reason. (As defined in the Contracts, "Cause" refers to an Employee's failure to perform duties after notice or willful misconduct; "Good Reason" relates to certain changes in an Employee's responsibilities, salary or job location; and "Without Cause" means termination of employment that is not for Cause or for disability.)

If an Employee is terminated by the Company Without Cause or if the Employee terminates employment for Good Reason and gives written notice to the Company, the Employee shall be entitled to the following benefits: (i) the lesser of the compensation which would have been payable had the Employee continued his or her employment throughout the three-year period of the Contract or three times the Employee's average annual income for services rendered to the Company for the five calendar years preceding the commencement of the Contract; (ii) all legal fees and expenses incurred by the Employee as a result of such termination of employment; (iii) all life insurance, medical, health, dental, accident and disability plans in which the Employee was entitled to participate immediately prior to the termination date shall be maintained in full force and effect until the earlier of the end of the three-year contract period or the Employee's commencement of full-time employment with a new employer; and (iv) a portion of the benefits the Employee would have been entitled to receive under the Employee's pension plan of the Company, determined as though he or she were vested and on the assumption that he or she remained an Employee of the Company until the earlier of the end of the Contract period or his or her death. The Contracts specify that the foregoing benefits shall be reduced to the extent of any compensation that the Employee receives from another source for services rendered during the remainder of the contract period.

The Named Executive Officers with whom the Company has entered into Contracts are R. B. Arkell, D. L. Bowden and D. C. Stibich. Messrs. R. P. Wollenberg and R. E. Wertheimer advised the Company that they did not wish to enter into such Contracts.

Compensation Committee Interlocks and Insider Participation

R. P. Wollenberg, Chief Executive Officer; R. E. Wertheimer, Executive Vice President; and D. L. Bowden, Senior Vice President, served as members of the Executive Committee which performs the functions of the Compensation Committee. D. C. Stibich, Senior Vice President, served as alternate member.

Performance Graph

The performance graph shown in the proxy statement compares the annual percentage change in the cumulative total shareholder return on the Common Stock with cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Standard & Poor's Paper & Forest Products Index, in each case assuming investment of $100 and reinvestment of dividends. The performance graph data is shown in tabular form below.

                         TOTAL SHAREHOLDER RETURN

                          Dividends Reinvested

                       Oct.    Oct.    Oct.    Oct.    Oct.    Oct.
Company/Index Name     1992    1993    1994    1995    1996    1997

Longview Fibre         $100    $106    $103    $ 92    $115    $109

S&P 500 Index           100     115     119     151     187     247

S&P Paper & Forest      100     103     120     138     144     161


               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the Securities and Exchange Act of 1934, as amended, all such Forms were filed on a timely basis.

                       SELECTION OF INDEPENDENT AUDITORS

The Board of Directors selected Price Waterhouse LLP in 1961 as the auditors of the Company for that year and they have been the Company's auditors for all succeeding fiscal years. As recommended by the Audit Committee, the Board of Directors approved Price Waterhouse LLP to continue as auditor for fiscal year 1998. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting and to have the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

                              ANNUAL REPORT

The Company's Annual Report to Shareholders for the fiscal year ended October 31, 1997, is transmitted herewith. The Company will furnish without charge, upon the written request of any person who is a shareholder or a beneficial owner of Common Stock of the Company, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for its most recent fiscal year, including financial statement schedules but not including exhibits. Requests should be directed to the attention of the Secretary of the Company at the address set forth in the Notice of Annual Meeting immediately preceding this Proxy Statement.


                             OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the meeting. Management has not received any advance notice of business to be brought before the Annual Meeting by any shareholder as is required by the Company's Bylaws. The Bylaws of the Company require that advance notice of proposed business at an annual meeting must be submitted in writing and received by the Secretary of the Company not later than 90 days in advance of such meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.


                       SHAREHOLDER PROPOSALS FOR THE
                    1999 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be presented at the 1999 annual meeting of shareholders must be received at the Company's executive offices by August 17, 1998, in order to be included in the Company's proxy statement and form of proxy relating to that meeting. The Bylaws of the Company provide that advance notice of nominations for the election of directors or the proposal of business at an annual meeting must be submitted in writing and received by the Secretary not later than 90 days in advance of such meeting.

SOLICITATION OF PROXIES

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by directors, officers and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

The Company will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of solicitation of proxies will be paid by the Company.

By Order of The Board of Directors




L. J. Holbrook
Senior Vice President-Finance,
Secretary and Treasurer

Longview, Washington
December 15, 1997


                            LONGVIEW FIBRE COMPANY	                  PROXY
             Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Richard P. Wollenberg, Robert E. Wertheimer and David L. Bowden, and each of them, as attorneys and proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned, the number of shares of common stock of Longview Fibre Company which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on January 27, 1998, or any adjournments thereof. The undersigned directs that the proxy be voted as follows:

1.  ELECTION OF DIRECTORS:

____FOR all nominees named	                          ____WITHHOLD AUTHORITY
    (except as indicated to                                 to vote for all
     the contrary below).                                   nominees named.

Class II Directors: Robert E. Wertheimer, Donald C. Stibich, Lisa J. Holbrook, John R. Kretchmer
INSTRUCTIONS: To withhold authority to vote for any individual nominee, print that nominee's name in the following space:
______________________________________________________________________________
2. In their discretion, the holders of this proxy are authorized to vote upon such other business as may properly come before the meeting.
THE SHARES OF STOCK REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED ABOVE UNLESS OTHERWISE DIRECTED.
Date and sign on reverse side
(Continued from other side)
The undersigned hereby revokes any proxy or proxies heretofore given for such shares and ratifies all that said proxies or their substitutes may lawfully do by virtue hereof.

Dated...........................
SIGNING INSTRUCTIONS (IMPORTANT)
Please sign EXACTLY as name appears on this proxy. Persons signing in a representative capacity should give full title. If shares are registered in more than one name, ALL registered owners should sign.
SHARES
 .....................
 .....................
Signature of Shareholder(s)
PLEASE DATE, SIGN AND RETURN PROMPTLY